Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) as filed on August 6, 2010 pertaining to the 2007 Equity Compensation Plan of Biovail Corporation of our reports dated February 26, 2010, with respect to the consolidated financial statements and schedule of Biovail Corporation and the effectiveness of internal control over financial reporting of Biovail Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2009, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP
Toronto, Canada August 6, 2010	Chartered Accountants Licensed Public Accountants